4.18

Eric J. Hopkins, CPA Adjusted statement of account BioGentec, Inc.


            Total hours            154

            Rate             $     130
                             ------------
            Amt due             20,020

       20%  Discount            (4,004)

                             ------------
            Net                 16,016
Div by      Price                 1.60
                             ------------
            Shares              10,010
                             ============